Exhibit 99.B(h)(2)(d)

SCHEDULE D
TO THE ADMINISTRATION AND FUND ACCOUNTING AGREEMENT
BETWEEN VCM, THE VICTORY PORTFOLIOS AND
THE VICTORY VARIABLE INSURANCE FUNDS

TRUSTS AND FUNDS

The Victory Portfolios

1.              Balanced Fund, Classes A, C, I and R Shares

2.              Diversified Stock Fund, Classes A, C, I, R and Y Shares

3.              Dividend Growth Fund, Classes A, C, I, R and Y Shares

4.              Established Value Fund, Classes A, I, R and Y Shares

5.              Fund for Income, Classes A, C, I, R and Y Shares

6.              Global Equity Fund, Classes A, C and I Shares

7.              International Fund, Classes A, C, I and Y Shares

8.              International Select Fund, Classes A, C, I and Y Shares

9.              Investment Grade Convertible Fund, Classes A and I Shares

10.       Large Cap Growth Fund, Classes A, C, I, R and Y Shares

11.       National Municipal Bond Fund, Classes A and Y Shares

12.       Ohio Municipal Bond Fund, Class A Shares

13.       Select Fund, Classes A and I Shares

14.       Small Company Opportunity Fund, Classes A, I, R and Y Shares

15.       Special Value Fund, Classes A, C, I, R and Y Shares

The Victory Variable Insurance Funds

1.              Diversified Stock Fund

As of October 23, 2013